CONSENT

TO:  The Securities and Exchange Commission
     Washington, D.C. 20549

RE:  Posteralley.com, Inc.

                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to this Registration Statement of Posteralley.com, Inc. on Form SB-2 of our report dated October 27, 2000, appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such prospectus.


/s/ Cordovano and Harvey, P.C.
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Cordovano and Harvey, P.C.
Denver, Colorado
April 12, 2001